As filed with the Securities and Exchange Commission on June 18, 2002
Registration No. 333-89024

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NETFLIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0467272
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

970 University Avenue
Los Gatos, California 95032
(Address, including zip code, of Registrant’s principal executive offices)

NETFLIX.COM, INC. 1997 STOCK PLAN, AS AMENDED
NETFLIX, INC. 2002 STOCK PLAN
NETFLIX, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
NETFLIX.COM, INC. STAND-ALONE STOCK OPTION AGREEMENTS
(Full title of the plan)

W. Barry McCarthy, Jr.
Chief Financial Officer
970 University Avenue
Los Gatos, California 95032
(408) 399-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert Sanchez, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
7927 Jones Branch Drive
Lancaster Building WestPark, Suite 400
McLean, Virginia 22102
(703) 734-3100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.001 par value per share, to be issued pursuant to the 1997 Stock Plan	47,732 shares	$0.15(2)	$7,160(2)	$1

Common Stock $0.001 par value per share, to be issued pursuant to the 1997 Stock Plan	1,832 shares	$0.33(2)	$605(2)	$1

Common Stock $0.001 par value per share, to be issued pursuant to the 1997 Stock Plan	3,505,817 shares	$3.00(2)	$10,538,094(2)	$970

Common Stock $0.001 par value per share, to be issued pursuant to the 1997 Stock Plan	188,758 shares	$6.00(2)	$1,132,548(2)	$104

Common Stock $0.001 par value per share, to be issued pursuant to the 1997 Stock Plan	5,000 shares	$13.50(2)	$67,500(2)	$7

Common Stock $0.001 par value per share, to be issued pursuant to the 2002 Stock Plan	988,608 shares	$16.72(3)	$16,529,526(3)	$1,521

Common Stock $0.001 par value per share, to be issued pursuant to the 2002 Employee Stock Purchase Plan	583,333 shares	$16.72(3)	$9,753,328(3)	$897

Common Stock $0.001 par value per share, to be issued pursuant to Stand-Alone Stock Option Agreements	600,000 shares	$3.00(2)	$1,800,000(2)	$166

Totals	5,921,080 shares		$39,828,761	$3,667(4)

(1)	This Registration Statement does not register any additional shares.
(2)	Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee.
(3)
Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices on the Nasdaq National Market on May 23, 2002 solely for the purpose of calculating the registration fee.

(4)	Previously paid.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

(a)    The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) on May 23, 2002; and

(b)    The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on May 6, 2002 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide that Registrant will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of Registrant or any predecessor of Registrant, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of Registrant or any predecessor of Registrant.

Registrant’s Bylaws provide for mandatory indemnification to the fullest extent permitted by General Corporation Law against all expense, liability and loss including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements, provided that Registrant shall not be required to indemnify unless the proceeding in which indemnification is sought was authorized in advance by our board of directors.

Registrant’s directors and officers are covered by insurance maintained by Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Registrant has entered into contracts with its directors and officers providing indemnification of such directors and officers by the Registrant to the fullest extent permitted by law, subject to certain limited exceptions.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit Number	Document Description
5.1(1)	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.
10.1(2)	NetFlix.com, Inc. 1997 Stock Plan, as amended.
10.2(1)	Form of Employee Stock Option Agreement issued under NetFlix.com, Inc. 1997 Stock Plan, as amended.
10.3(3)	Netflix, Inc. 2002 Stock Plan.
10.4(1)	Form of Stock Option Agreement issuable under Netflix, Inc. 2002 Stock Plan.
10.5(4)	Netflix, Inc. 2002 Employee Stock Purchase Plan.
10.6(1)	NetFlix.com, Inc. Stand-Alone Stock Option Agreement dated July 18, 2001.
10.7(1)	NetFlix.com, Inc. Stand-Alone Stock Option Agreement dated February 27, 2002.
23.1	Consent of KPMG LLP.
23.2(1)	Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation (included in Exhibit 5.1).
24.1(1)	Power of Attorney (included on the signature page).

(1)	Previously filed.
(2)	Incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-83878).
(3)	Incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-83878).
(4)	Incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-83878).

Item 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California on June 17, 2002.

/S/ W. BARRY MCCARTHY, JR.
W. Barry McCarthy, Jr. Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Reed Hastings	President, Chief Executive Officer and Director (principal executive officer)	June 17, 2002

/S/ W. BARRY MCCARTHY, JR. W. Barry McCarthy, Jr.	Chief Financial Office (principal financial and accounting officer)	June 17, 2002

* Timothy M. Haley	Director	June 17, 2002

Jay C. Hoag	Director	June , 2002

* A. Robert Pisano	Director	June 17, 2002

* Michael N. Schuh	Director	June 17, 2002

Richard N. Barton	Director	June , 2002

* Michael Ramsay	Director	June 17, 2002

/S/ W. BARRY MCCARTHY, JR. *By: W. Barry McCarthy, Jr. Attorney-in-Fact		June 17, 2002

EXHIBIT INDEX

Exhibit Number	Document Description
5.1(1)	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

10.1(2)	NetFlix.com, Inc. 1997 Stock Plan, as amended.

10.2(1)	Form of Employee Stock Option Agreement issued under NetFlix.com, Inc. 1997 Stock Plan, as amended.

10.3(3)	Netflix, Inc. 2002 Stock Plan.

10.4(1)	Form of Stock Option Agreement issuable under Netflix, Inc. 2002 Stock Plan.

10.5(4)	Netflix, Inc. 2002 Employee Stock Purchase Plan.

10.6(1)	NetFlix.com, Inc. Stand-Alone Stock Option Agreement dated July 18, 2001.

10.7(1)	NetFlix.com, Inc. Stand-Alone Stock Option Agreement dated February 27, 2002.

23.1	Consent of KPMG LLP.

23.2(1)	Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation (included in Exhibit 5.1).

24.1(1)	Power of Attorney (included on the signature page).

(1)	Previously filed.
(2)	Incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-83878).
(3)	Incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-83878).
(4)	Incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-83878).